UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2016

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On November 22, 2016, Easterly Government Properties, Inc. (together with its consolidated subsidiaries, the “Company”) completed the previously announced acquisition of a portfolio of four U.S. Government-leased properties for a contractual purchase price of approximately $96.9 million from affiliates of VEREIT, Inc., an unaffiliated third party, pursuant to separate definitive purchase and sale agreements entered into on May 27, 2016.

The 302,057-square foot portfolio is comprised of the following four U.S. Government-leased properties:

FBI - Birmingham

FBI – Birmingham, a built-to-suit property completed in 2005, is 100% leased through 2020 to the GSA on behalf of the FBI. The 96,278-square foot property is one of 56 field offices of the FBI, a bureau-level federal agency within the U.S. Department of Justice, which serves a dual role as both a federal criminal investigative body and an intelligence agency. FBI – Birmingham’s geographic reach spans 31 counties in the northern part of the state. FBI – Birmingham is also responsible for the oversight of four FBI resident agencies located throughout the state of Alabama. The property possesses a number of security features including 100-foot setbacks, reinforced security fencing and vehicle barriers, and redundant power systems.

DEA - Birmingham

DEA – Birmingham, a built-to-suit property completed in 2005, is 100% leased through 2020 to the GSA on behalf of the DEA, the lead U.S. federal agency for the enforcement of controlled substance laws and regulations, and the Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”), a bureau-level federal agency within the U.S. Department of Justice, whose mission is to protect the public from crimes involving firearms, explosives, arson, and the diversion of tobacco products. The 35,616-square foot property houses one of three DEA district offices within the New Orleans Division, which encompasses four states, and is responsible for the oversight of one satellite resident office in Alabama. The ATF occupancy is part of the two-state (Alabama and Tennessee) Nashville Field Division and is one of four Field Offices in the state of Alabama. The property includes 90-foot setbacks, holding cells, anti-climb perimeter fencing, and a fenced sally port area.

EPA - Kansas City

EPA – Kansas City, a LEED Gold, built-to-suit laboratory completed in 2003, is 100% leased through 2023 to the GSA on behalf of the EPA. The 71,979-square foot laboratory is one of ten regional EPA laboratories which support the agency’s mission to protect human health and the environment. EPA – Kansas City serves as the Region 7 Science and Technology Center, a special purpose laboratory where EPA scientists, using state of the art instruments and techniques, perform chemical and biological analyses, field sampling services, and air monitoring to determine if air, water, soil, plants and animals have been contaminated.

FBI - Albany

FBI – Albany, a built-to-suit property completed in 1998, is 100% leased through 2018 to the GSA on behalf of the FBI. The 98,184-square foot property is one of 56 field offices of the FBI, where the agency fulfills its mission to protect and defend the United States against terrorist and foreign intelligence threats, to uphold and enforce the criminal laws of the United States, and to provide leadership and criminal justice services to federal, state, municipal, and international agencies and partners. FBI – Albany is one of two field offices located in New York with a territory encompassing 32 counties in upstate New York and 14 counties in Vermont. FBI – Albany is also responsible for the oversight of eight FBI resident agencies in the region. The property possesses a number of security features including 100-foot setbacks, reinforced security fencing and hydraulic vehicle barricades, blast resistant envelope and window features, and intrusion detection systems.

The Company completed the acquisition of three of the four properties, FBI – Birmingham, DEA – Birmingham and EPA – Kansas City, on July 1, 2016.  The acquisition of the fourth property, FBI – Albany, was completed on November 22, 2016.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: November 29, 2016